UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): June 23, 2014
Nexstar Broadcasting Group, Inc. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Delaware (State or other jurisdiction of incorporation)	000-50478 (Commission File Number)	23-3083125 (IRS Employer Identification No.)
545 E. John Carpenter Freeway, Suite 700 Irving, Texas 75062 (Address of Principal Executive Offices, including Zip Code)
(972) 373-8800 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report) _____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On June 23, 2014, Nexstar Broadcasting Group, Inc. (the “Company”) announced the election of C. Thomas McMillen, as a member of the Board of Directors (the “Board”) of the Company, effective July 1, 2014. Mr. McMillen will serve as an independent Class I Director and will stand for re-election at the 2016 annual meeting of stockholders and will also serve on the Board’s Nominating and Governance Committee. Mr. McMillen replaces Royce Yudkoff, who resigned from his position on the Board on June 23, 2014, effective July 1, 2014, due to other personal and professional demands on his time. Mr. Yudkoff’s resignation is not in connection with any known disagreement with the Company, the Company’s management or the Board, nor is his resignation related to any matter involving the Company’s operations, policies or practices.

    Mr. McMillen’s qualifications to serve as a director include his over 27 years of political, business and sports experience and leadership. During his career, he has been an active investor, principal and board member in companies in the cellular, paging, healthcare, motorcycle, environmental technology, broadcasting, real estate and insurance industries. Mr. McMillen currently serves as the Chairman and Chief Executive Officer of Washington Capital Advisors, an investment firm. He also serves on the board of RCS Capital, a publicly traded investment bank and broker-dealer and serves on the advisory boards of Clean Energy Systems, a clean coal technology firm, Integrity Global Security, a cyber security firm and the Association of Rare Earth.

    From 2010 to 2012, Mr. McMillen was the sole member and manager of NVT (New Vision Television) License Holdings, LLC, a Delaware limited liability company, which was the indirect parent and noncontrolling entity of several other limited liability companies which held the Federal Communication Commission licenses for eight full power and two low power television stations in eight different television markets.

    Mr. McMillen served three consecutive terms in the U.S. House of Representatives from the Fourth Congressional District of Maryland from 1987 to 1993, and was named by President Clinton to co-chair of the President’s Council on Physical Fitness and Sports in 1993, a position he held until December 1997. Mr. McMillen began his involvement with the Council in 1970 as a high school senior when he was selected by President Nixon to become the youngest member of the Council. From May 2011 to July 2013, he served as the Chairman of the National Foundation on Physical, Fitness, Sports and Nutrition, a Congressionally authorized foundation that Mr. McMillen founded where he currently serves as Treasurer. In Congress, Mr. McMillen served on the Banking, Finance and Urban Affairs Committee, the Energy and Commerce Committee and the Science, Space and Technology Committee. He was unanimously elected as President of the Democratic freshman class of the 100th Congress. He served as Chairman of the Congressional Chesapeake Bay Caucus, Co-Chairman of the Congressional Biotechnology Caucus, and Vice-Chairman of the Federal Government Task Force.

    Mr. McMillen’s compensation as a member of the Board will be consistent with other non-employee members of the Board, as disclosed in the Company’s Schedule 14A definitive proxy statement filed on April 29, 2014.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued on June 23, 2014

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.

	By:	/s/ Thomas E. Carter
Date: June 27, 2014	Name:	Thomas E. Carter
	Title:	Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued on June 23, 2014